                                                                  Exhibit 23.4


              Consent of Independent Certified Public Accountants


The Board of Directors
OrCAD, Inc.


We consent to the use of our reports incorporated herein by reference and to the reference to our firm under the headings "Experts" and "Selected Financial Data" in the final prospectus incorporated by reference herein.

                                        KPMG Peat Marwick LLP

Portland, Oregon
October 29, 1996